SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                       8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15d) of the
                         Securities Exchange Act of 1934

              Date of Report (Date of Event Reported): May 17, 1999


                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


California                        0-15609                    33-0061928
(State or other jurisdiction      (Commission                (IRS Employer
of Incorporation                  File Number)               Identification
                                                                Number)


                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                    (Address of principal executive offices)

                                 (619) 622-3000
              (Registrant's telephone number, including area code)

Item 1.           Changes in Control of Registrant.

                  The merger (the "Merger") of WLC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), into Agouron Pharmaceuticals, Inc., a California corporation (the "registrant" or "Agouron") was consummated on May 17, 1999. As a result of the Merger, each outstanding share of Agouron Common Stock will be converted into shares of common stock, par value $1.00 per share, of Warner-Lambert ("Warner-Lambert Common Stock") at an exchange rate equal to
0.8934. Each outstanding option for shares of Agouron Common Stock will be converted into options for the number of shares of Warner-Lambert Common Stock that would have been received if such options and warrants had been exercised immediately prior to the Merger.

                  The terms of the Merger were described in the Proxy Statement included in Agouron's Schedule 14A filed with the Securities and Exchange Commission on April 19, 1999, and are incorporated herein by reference.

                  A copy of the press release, dated May 17, 1999, issued by Warner-Lambert and Agouron, relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.


Item 7.           Financial Statements and Exhibits.

(c)      Exhibits.

EXHIBIT NUMBER           DESCRIPTION

2.1                      Agreement  and  Plan  of  Merger,   dated  as  of
                         January 26, 1999, among Warner-Lambert, WLC Acquisition Corporation and Agouron (incorporated by reference to Annex A to the Proxy Statement included in Agouron's Schedule 14A filed with the Securities and Exchange Commission on April 19, 1999).

99.1 Press release of the registrant, issued May 17, 1999, regarding Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   May 17, 1999

                          AGOURON PHARMACEUTICALS, INC.


                       By:    /S/
                          Peter Johnson
                          President and Chief Executive Officer

                                  EXHIBIT INDEX

    Exhibit NUMBER                                  DESCRIPTION

          2.1 Agreement and Plan of Merger, dated as of January 26, 1999, among Warner-Lambert, WLC Acquisition Corporation and Agouron (incorporated by reference to Annex A to the Proxy Statement included in Agouron's Schedule 14A filed with the Securities and Exchange Commission on April 19, 1999).

         99.1 Press release of the registrant, issued May 17, 1999, regarding the Merger.